Exhibit 99.1

Contact:
PXRE Group Ltd.	Investors:
Robert P. Myron Chief Financial Officer 441-296-5858 bob.myron@pxre.com	Sard Verbinnen & Co Jamie Tully/Lesley Bogdanow 212-687-8080 jtully@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX	NEWS RELEASE
PXRE REPORTS SECOND QUARTER RESULTS
NET LOSS OF $11.6 MILLION

     HAMILTON, Bermuda — (PR Newswire) – August 6, 2007 — PXRE Group Ltd. (NYSE: PXT) today announced results for the second quarter ended June 30, 2007. Notable items for the quarter included:
•	On a fully diluted basis, book value per share decreased during the quarter by $0.18 to $6.12 at June 30, 2007

•	Net loss before convertible preferred share dividends was $11.6 million for the second quarter of 2007 compared to net income before convertible preferred share dividends of $2.1 million for the second quarter of 2006

•	On a fully diluted basis, book value per share decreased during the first six months of 2007 by $0.29 to $6.12 at June 30, 2007

•	Net loss before convertible preferred share dividends was $18.8 million for the first six months of 2007 compared to net income before convertible preferred share dividends of $43.8 million for the first six months of 2006
     All conditions to the closing of the pending merger between PXRE and Argonaut Group have been satisfied and the merger transaction is expected to close shortly.
     The net loss before convertible preferred shares for the second quarter of 2007 was largely due to a decrease in net premiums earned, as virtually all of the policies written by the Company in 2006 expired as of December 31, 2006. Additionally, PXRE has written only a limited number of new property catastrophe reinsurance contracts during the second quarter of 2007 through its newly formed Bermuda subsidiary Peleus Reinsurance Ltd.

     Net premiums earned in the second quarter of 2007 decreased 146%, or $22.4 million, to negative $7.1 million from $15.3 million for the same period of 2006. The negative net premiums earned in the second quarter of 2007 are the result of $5.9 million of ceded premiums earned primarily on two multi-year ceded reinsurance treaties, which will be utilized by Peleus Re in future periods, and $1.2 million of adjustments of prior-year reinstatement premiums and estimated premiums receivable.

Revenues and Net Premiums Earned
	Three Months Ended			Six Months Ended
($000’s)	June 30,			June 30,
			Change			Change
	2007	2006	%	2007	2006	%

Revenues	$5,764	$25,206	(77)	$12,041	$115,737	(90)

Net Premiums Earned:
Cat & Risk Excess	$(7,139)	$15,442	(146)	$(12,347)	$92,438	(113)
Exited	28	(133)	121	42	(42)	200

	$(7,111)	$15,309	(146)	$(12,305)	$92,396	(113)

     Net premiums written in the second quarter of 2007 increased 102%, or $28.4 million, to $0.5 million from negative $27.9 million for the same period of 2006 due to the fact that PXRE has written a limited number of new property catastrophe reinsurance contracts during the second quarter of 2007.

Net Premiums Written
	Three Months Ended			Six Months Ended
($000’s)	June 30,			June 30,
			Change			Change
	2007	2006	%	2007	2006	%

Net Premiums Written:
Cat & Risk Excess	$454	$(27,772)	102	$(16,098)	$51,034	(132)
Exited	28	(134)	121	42	(47)	189

	$482	$(27,906)	102	$(16,056)	$50,987	(131)

     Net investment income for the second quarter of 2007 decreased 1%, or $0.1 million, to $13.1 million for the three months ended June 30, 2007 from $13.2 million in the comparable period of 2006. The slight decrease in net investment income was due to a $3.1 million decrease in income from our fixed maturity and short-term investment portfolios, which was caused by a decrease in invested assets attributable to cash flow used principally for the payment of claims. The net return on the fixed maturity and short-term investment portfolios increased to 5.3% for the second quarter of 2007, on an annualized basis, compared to 5.1% during the comparable prior year period due to improved yields throughout the portfolio. This decrease in income from our fixed maturity and short-term investment portfolios was offset by a $2.4 million decrease in investment expenses as a result of the commutation of several reinsurance contracts that required PXRE to credit interest to the counterparties to these transactions, when these contracts were in place in 2006, and a $0.6 million increase in income from our hedge fund and other invested asset portfolios during the second quarter of 2007. As previously communicated, PXRE submitted redemption notices for its entire hedge fund portfolio in February 2006, and as a result income from hedge funds will continue to decrease in future quarters as we receive the remaining proceeds from our various hedge fund investments. As of June 30, 2007 we have received redemption proceeds from 99.4% of the hedge fund assets held as of December 31, 2005 and the balance is expected to be received in full by the end of 2007.

     Net realized investment losses for the second quarter of 2007 were $0.2 million compared to $3.4 million for the second quarter of 2006. For both periods the losses were caused by write-downs of investment securities due to other than temporary impairment charges.
     The Company had losses and loss expenses incurred for the quarter of $1.0 million. The losses and loss expenses incurred were almost entirely due to net adverse development on prior-year losses and loss expenses during the quarter. Losses and loss expenses incurred in the second quarter of 2006 were $0.9 million. There were no significant property catastrophe losses during the second quarter of both 2007 and 2006.
     Operating expenses decreased 13%, or $1.5 million, to $9.9 million in the second quarter of 2007 compared to $11.4 million in the second quarter of 2006 principally due to reduced human resource and facility related costs.
     On a fully diluted basis, book value per share decreased for the second quarter of 2007 by $0.18 to $6.12 at June 30, 2007 primarily due to the net loss in the quarter. During the second quarter of 2007, PXRE recorded a change in net after-tax unrealized depreciation in investments of $2.1 million in other comprehensive income.
     PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company’s shares trade on the New York Stock Exchange under the symbol “PXT.”
     PXRE Group Ltd. will conduct an investor call on Tuesday, August 7, 2007 at 9:00 a.m. Eastern Time. The conference call can be accessed by visiting the investor relations section of PXRE Group’s Web page, which can be found at www.pxre.com. The dial-in numbers are (800) 289-0544, passcode 6741562, for U.S. and Canadian callers and (913) 981-5533 for international callers, passcode 6741562. Following the conclusion of the presentation, the webcast replay of the conference call will be available online approximately one hour after the call’s completion at www.pxre.com or by telephone at (888) 203-1112, passcode 6741562. International callers can access the conference call replay by dialing (719) 457-0820, passcode 6741562.
     Quarterly financial statements are expected to be available on the Company’s website under the press release section of News and Events on August 7, 2007. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) we face risks related to our proposed merger with Argonaut; (ii) if the merger with Argonaut is not completed, unless the Board of Directors identifies and implements a different operating strategic solution, we will not write or earn any material premiums in the future and, as a result, we expect to incur material operating losses since our remaining revenue is insufficient to cover our projected operating and other expenses; (iii) if the merger is not consummated, we may not be able to identify or implement a strategic alternative for PXRE; (iv) if the merger is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable; (v) if the merger is not consummated and the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur additional material charges or termination fees in connection with our collateralized catastrophe facility and certain multiyear ceded reinsurance agreements; (vi) our ability to continue to operate our business, consummate the merger and to identify, evaluate and complete any other strategic alternative is dependent on our ability to retain our management and other key employees, and we may not be able to do so; (vii) adverse events in 2006 negatively have affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us; (viii) reserving for losses includes significant estimates, which are also subject to inherent uncertainties; (ix) because of potential exposure to catastrophes in the future, our financial results may vary significantly from period to period; (x) we operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment; (xi) reinsurance prices may decline, which could affect our profitability; (xii) we may require additional capital in the future; (xiii) our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results; (xiv) we have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations; (xv) our reliance on reinsurance brokers exposes us to their credit risk; (xvi) we may be adversely affected by foreign currency fluctuations; (xvii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xviii) we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xix) recoveries under our collateralized facility are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by this facility; (xx) our inability to provide the necessary collateral could affect our ability to offer reinsurance in certain markets; (xxi) the insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong; (xxii) regulatory constraints may restrict our ability to operate our business; (xxiii) any determination by the United States Internal Revenue Service (“IRS”) that we or our offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the our financial position or results; and (xxiv) any changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on our financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.
     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

PXRE Group Ltd.
Unaudited Financial Highlights
(Dollars in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Gross premiums written	$(474)	$(22,098)	$(2,553)	$99,287

Net premiums written	$482	$(27,906)	$(16,056)	$50,987

Revenues	$5,764	$25,206	$12,041	$115,737
Losses and expenses	(17,261)	(23,066)	(30,734)	(71,985)

(Loss) income before income taxes and convertible preferred share dividends	(11,497)	2,140	(18,693)	43,752
Income tax expense	68	—	69	—

Net (loss) income before convertible preferred share dividends	$(11,565)	$2,140	$(18,762)	$43,752

Net (loss) income per diluted common share	$(0.18)	$0.01	$(0.29)	$0.57

Average diluted shares outstanding (000’s)	72,147	71,986	72,095	77,025
Average diluted shares outstanding when antidilutive (000’s)	72,147	71,986	72,095	—

	June 30, 2007		Dec. 31, 2006
Financial Position:
Cash and investments	$1,022,074		$1,216,392
Total assets	1,168,748		1,401,343
Reserve for losses and loss expenses	425,343		603,241
Shareholders’ equity	476,086		496,767
Book value per common share (1)	6.12		6.41
Statutory surplus:
Peleus Reinsurance Ltd.	214,550	(2)	—
PXRE Reinsurance Ltd.	386,423	(2)	564,209	(3)
PXRE Reinsurance Company	138,994	(4)	137,974

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
GAAP Ratios: (5)
Loss ratio	NM	5.6%	NM	20.2%
Expense ratio	NM	104.5%	NM	41.8%

Combined ratio	NM	110.1%	NM	62.0%

Losses Incurred by Segment:
Cat & Risk Excess	$493	$1,654	$(4,070)	$17,533
Exited	475	(804)	1,856	1,117

	$968	$850	$(2,214)	$18,650

Commission and Brokerage, Net of Fee Income by Segment: (6)
Cat & Risk Excess	$(62)	$4,336	$(474)	$16,078
Exited	11	267	12	229

	$(51)	$4,603	$(462)	$16,307

Underwriting (Loss) Income by Segment: (7)
Cat & Risk Excess	$(7,570)	$9,452	$(7,803)	$58,827
Exited	(458)	404	(1,826)	(1,388)

	$(8,028)	$9,856	$(9,629)	$57,439

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Underwriting (Loss) Income Reconciled to (Loss) Income Before Income Taxes and Convertible Preferred Share Dividends:
Underwriting (loss) income (7)	$(8,028)	$9,856	$(9,629)	$57,439
Net investment income	13,078	13,249	26,758	31,161
Net realized investment losses	(219)	(3,379)	(2,491)	(8,038)
Other fee income	—	—	45	—
Other reinsurance related expense	(2,965)	(2,255)	(4,738)	(5,976)
Operating expenses	(9,937)	(11,392)	(21,778)	(22,357)
Foreign exchange gains (losses)	199	(338)	377	(1,265)
Interest expense	(3,625)	(3,601)	(7,237)	(7,212)

(Loss) income before income taxes and convertible preferred share dividends	$(11,497)	$2,140	$(18,693)	$43,752

(1)	After considering convertible preferred shares.

(2)	Estimated and before inter-company eliminations.

(3)	Before inter-company eliminations.

(4)	Estimated.

(5)	The loss ratio, expense ratio and combined ratio are not meaningful for the three and six months ended June 30, 2007.

(6)	Commission and Brokerage, Net of Fee Income by Segment excludes fee income earned by a consulting subsidiary.

(7)	Underwriting (Loss) Income by Segment (a GAAP financial measure): The Company’s reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company’s financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting (Loss) Income by Segment is calculated by subtracting losses and loss expenses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains (losses), other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses, or interest expense to its respective underwriting segments.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended June 30, 2007.